CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of Manna Core Equity Enhanced Dividend Income Fund (“the Fund”), a series of shares of beneficial interest of the ETFis Series Trust I, and to the use of our opinion dated December 24, 2013 on the statement of assets and liabilities as of December 20, 2013 of the Fund.  Such financial statement appears in the Fund's Statement of Additional Information.

                                     BBD, LLP

Philadelphia, Pennsylvania
December 24, 2013